Exhibit (10)C.(iii)


                        UJB FINANCIAL CORP.
                (A New Jersey Business Corporation)


        Unanimous Consent of Compensation Committee Members Pursuant to Section 14A:6-7.1(5) of the New Jersey Business
Corporation Act, and Article III, Section 10 of the By-Laws of this Corporation, the undersigned, being all of the members of the Compensation Committee of the above-named Corporation, hereby consent and agree that the following interpretation to the 1993 Incentive Stock and Option Plan be adopted by this Compensation Committee, as follows:

5(e)(ii)(F)     Any employee who leaves employment after the
                employee has been notified that the employee's employment will terminate under the Policy on Work
                Force Adjustment will be treated as an involuntary termination other than for cause and have three months from the employee's going off payroll to exercise options which were exercisable at the time the employee goes off payroll.

     This Unanimous Consent shall be filed by the Secretary with the minutes of this Committee.

Dated:  As of March 28, 1994


/s/ Robert L. Boyle               /s/ T.J.Dermot Dunphy
Robert L. Boyle                   T.J. Dermot Dunphy


/s/ Elinor J. Ferdon              /s/ Francis J. Mertz
Elinor J. Ferdon                  Francis J. Mertz


/s/ Henry S. Patterson II         /s/ Joseph M. Tabak
Henry S. Patterson II             Joseph M. Tabak

     The foregoing Unanimous Consent of Directors was executed pursuant to Section 14A:6-7.1(5) of the New Jersey Business
Corporation Act and filed with the Secretary of the Corporation on the 28th day of March, 1994.


                            /s/ Richard F. Ober, Jr.
                            Richard F. Ober, Jr., Secretary